Exhibit 10.8

FIFTH AMENDMENT OF LEASE

This Fifth Amendment of Lease (this “Fifth Amendment”) is made and entered into as of April 3, 2017 (the “Effective Date”), by and between ARE-MA REGION NO. 59, LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to DWF IV One Kendall, LLC, as successor-in-interest to RB Kendall Fee, LLC (“Original Landlord”), and MERRIMACK PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), with reference to the following:

RECITALS

A.Pursuant to that certain Indenture of Lease dated as of August 24, 2012, as amended by (i) that certain First Amendment of Lease dated March 18, 2013, (ii) that certain Second Amendment of Lease dated September 12, 2013, (iii) that certain Third Amendment of Lease dated February 23, 2015, and (iv) that certain Fourth Amendment of Lease dated July 22, 2015 (as amended, the “Lease”), Tenant leases certain premises (the “Existing Premises”) as more particularly described in the Lease, at the improved real property being Building 600/650/700 located at One Kendall Square, Cambridge, Massachusetts. The Existing Premises consists of approximately (a) 31,747 rentable square feet of space on a portion of the second (2nd) floor of Building 600/650/700 (the “2nd Floor Space”), (b) 4,773 rentable square feet of space on the fourth (4th) floor of Building 650/700 (the “Additional Space”), (c) 30,626 rentable square feet of space on the fourth (4th) floor of Building 600/700 (the “4th Floor Space”), (d) 7,245 rentable square feet of space on the mezzanine level of Building 700 (the “Mezzanine Space”), (e) 8,686 rentable square feet of space on the first (1st) floor of Building 600 (the “1st Floor Space”), (f) 132 rentable square feet in the basement of Building 700 (the “Basement Premises”), (g) 2,922 rentable square feet of space in the basement of Building 700 (the “Storage Space”), (h) 8,763 rentable square feet of space located on the fourth (4th) floor of Building 700 (the “Expansion Space I”), (i) 3,388 rentable square feet of space located on the fourth (4th) floor and the fourth (4th) floor mezzanine of Building 650 (the “Expansion Space II”), (j) 10,375 rentable square feet of space located on the fifth (5th) floor of Building 600 (the “Expansion Space III”), (k) 491 rentable square feet of space on the first (1st) floor of Building 700 (the “Chemical Storage Space”), (l) 8,155 rentable square feet of space located on the second (2nd) floor of Building 600 (the “600 Expansion Space”), (m) 784 rentable square feet of space located on the second floor (2nd) of Building 600 (the “Hallway Space”), (n) 3,617 rentable square feet of space located on the fifth (5th) floor of Building 600 (the “Expansion Space IV”), (o) 31,620 rentable square feet of space on the fifth (5th) floor of Building 600/650/700 (the “Third Amendment Premises”), (p) 7,145 rentable square feet of space on the first (1st) floor of Building 700 (the “Former Addgene Space”), (q) 5,687 rentable square feet of space on the first (1st) floor of Building 700 (the “Former OmniGuide Space”), (r) 311 rentable square feet of space on the basement level of Building 700 (the “Equipment Room”), and (s) 700 rentable square feet of storage space in the basement of Building 700 (the “Fourth Amendment Storage Space”).  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.Tenant desires to reduce the term of the Lease for a portion of the Existing Premises and surrender such portion of the Existing Premises to Landlord at the end of such reduced term, and Landlord is willing to shorten such term and accept such surrender of such portion of the Existing Premises.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises made herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.

Reduction Space/Reduction Date.  Effective as of May 15, 2018 (the “Reduction Date”), Landlord and Tenant hereby terminate the Lease with respect to that certain portion of the Existing Premises containing approximately 29,157 rentable square feet of space, as more particularly described in Exhibit A attached hereto (the “Reduction Space”, and the remainder of the Existing Premises is the “Remaining Premises”).  The Reduction Space consists collectively of (a) a portion of the Third Amendment Premises in Building 700 containing approximately 21,912 rentable square feet, and (b) all of the Mezzanine Space, containing approximately 7,245

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rentable square feet. Accordingly, from and after the Reduction Date, the rentable square footage of the Third Amendment Premises shall be reduced to 9,708 rentable square feet.  The Reduction Space is depicted in Exhibit A attached hereto and incorporated herein for all purposes.  Nothing herein shall affect or diminish Tenant’s rights and obligations under the Lease with respect to the Remaining Premises from and after the Reduction Date.  Notwithstanding the foregoing to the contrary, Tenant is currently negotiating a sublease agreement for all or a portion of the Reduction Space with a third party (the “Reduction Space Sublease”).  Such Reduction Space Sublease shall be subject to Landlord’s prior written consent thereof in accordance with the terms and conditions set forth in the Lease and shall expire prior to the Reduction Date.  Tenant hereby agrees to notify Landlord upon the expiration or earlier termination of such Reduction Space Sublease.  Upon such expiration or earlier termination of the Reduction Space Sublease Landlord, at its sole option and in its sole and absolute discretion, may elect to accelerate the Reduction Date with respect to all or a portion of the Reduction Space by giving Tenant at least ten (10) business days prior written notice thereof.

2.

Definition of Premises.  As of the Reduction Date, the defined term “Premises” in Article 2 of Exhibit 1, Sheet 1 of the Lease shall be amended to remove the Reduction Space, and the square footage of the Premises shall accordingly be reduced by 29,157 rentable square feet and shall thereafter consist of a total of 138,010 rentable square feet.

3.

Yearly Rent, Operating Costs, Taxes.  Commencing on the Reduction Date, Tenant shall have no further obligation to pay Yearly Rent, Operating Costs (including Building Operating Costs and Common Area Operating Costs), Taxes (including Building Taxes and Common Area Taxes) or other costs with respect to the Reduction Space and Article 9 of Exhibit 1, Sheet 1 of the Lease shall be amended to reflect the removal of the Reduction Space from the Existing Premises.

4.

Surrender.  Tenant shall voluntarily surrender the Reduction Space on or before the Reduction Date in accordance with all surrender requirements contained in the Lease and in the condition required under the Lease (as amended by this Fifth Amendment).

5.

No Further Obligations.  Landlord and Tenant each agree that the other is excused as of the Reduction Date from any further obligations with respect to the Reduction Space, excepting only such obligations under the Lease which expressly survive the termination of the Lease. In addition, nothing herein shall be deemed to limit or terminate any common law or statutory rights Landlord may have with respect to Tenant in connection with any Hazardous Materials or for violations of any governmental requirements or requirements of applicable law. Nothing herein shall excuse Tenant from its obligations under the Lease with respect to the Reduction Space prior to the Reduction Date.

6.

Removal of Personal Property.  Tenant agrees that the Reduction Space shall be surrendered free of all personal property of Tenant.  Any personal property of Tenant remaining in the Reduction Space after the Reduction Date is hereby agreed to be abandoned by Tenant and may be disposed of by Landlord, in Landlord’s sole discretion, without obligation or liability of any kind to Tenant.

7.

Landlord’s Recapture Rights.  As of the Effective Date, Section 16(D) of the lease is hereby deleted in its entirety and of no further force or effect, and Landlord shall have no further right to recapture any portion of the Premises in connection with a proposed assignment of the Lease or sublease of all or a portion of the Premises pursuant to Section 16 of the Lease.

8.	Parking Spaces. As of the Reduction Date, Tenant shall forfeit its rights to twenty-nine (29) of the parking passes in the OKS Garage that were allocated to Tenant under the Lease.
9.	OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office

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of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

10.

Lender Consent Requirement.  Landlord and Tenant agree that this Fifth Amendment shall not be effective unless and until Landlord obtains consent to this Fifth Amendment from the lender that currently holds a mortgage secured by the Complex (the “Lender”). Landlord agrees to (a) use reasonable efforts to obtain Lender’s consent to this Fifth Amendment as soon as reasonably possible following the full execution and delivery of this Fifth Amendment by Landlord and Tenant, (b) provide written notice to Tenant of Lender’s approval or disapproval of this Fifth Amendment promptly following Landlord’s receipt of such written approval or disapproval from Lender, and (c) if Lender disapproves of this Fifth Amendment, to make such changes as are reasonably required by Lender for its approval of this Fifth Amendment and which are reasonably agreed to by each party to this Fifth Amendment in order to effect the intent of this Fifth Amendment to the extent possible.

11.	Miscellaneous.

a.This Fifth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Fifth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fifth Amendment attached thereto.

d.Except as amended and/or modified by this Fifth Amendment, the Lease shall remain in full force and effect.  In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail.  Whether or not specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

e.Signatures to this Fifth Amendment transmitted via electronic mail (*.pdf or similar file types) shall be valid and effective to bind the party so signing.  Tenant agrees to promptly deliver to Landlord an execution original to this Fifth Amendment with the actual signature of Tenant, but a failure by Tenant to do so shall not affect the enforceability of this Fifth Amendment, it being expressly agreed that each party to this Fifth Amendment shall be bound by its own electronically mailed signature in all instances and shall accept the electronically mailed signature of the other parties to this Fifth Amendment.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first written above.

TENANT:

MERRIMACK PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Jeffrey A. Munsie
Its:	General Counsel

LANDLORD:

ARE-MA REGION NO. 59, LLC,
a Delaware limited liability company.

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

	By:		ARE-QRS CORP.,
a Maryland Corporation,
general partner

		By:	/s/ Eric Johnson
		Its:	Senior Vice President, RE Legal Affairs

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EXHIBIT A

Reduction Space

723639559.3	Exhibit A-1

723639559.3	Exhibit A-2